UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2011

Capella Education Company

(Exact name of Registrant as specified in its charter)

Minnesota	001-33140	41-1717955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Capella Tower 225 South 6th Street, 9th Floor Minneapolis, Minnesota		55402
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (888) 227-3552

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 10, 2011, we held our annual meeting of shareholders in Minneapolis, Minnesota. Set forth below are the final voting results on each matter submitted to a vote of security holders at our annual meeting. Each proposal is described in detail in our proxy statement filed on March 25, 2011 for our 2011 annual meeting.

Proposal No. 1 The election of 11 Directors to serve one-year terms

***	FOR	WITHHOLD AUTHORITY	BROKER NON-VOTES
J. KEVIN GILLIGAN	14,353,418	56,749	594,209
MARK N. GREENE	14,389,728	20,439	594,209
MICHAEL A. LINTON	14,389,255	20,912	594,209
MICHAEL L. LOMAX	14,389,731	20,436	594,209
JODY G. MILLER	14,396,443	13,724	594,209
STEPHEN G. SHANK	14,369,663	40,504	594,209
ANDREW M. SLAVITT	14,059,084	351,083	594,209
DAVID W. SMITH	14,321,955	88,212	594,209
JEFFREY W. TAYLOR	14,058,944	351,223	594,209
SANDRA E. TAYLOR	14,350,591	59,576	594,209
DARRELL R. TUKUA	14,396,014	14,153	594,209

Proposal No. 2 Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year 2011

***	FOR	AGAINST	ABSTAIN
TOTAL SHARES VOTED	14,945,266	58,605	505

Proposal No. 3 Advisory, non-binding resolution to approve our executive compensation

***	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
TOTAL SHARES VOTED	13,456,499	943,750	9,918	594,209

Proposal No. 4. Advisory, non-binding vote on the frequency for which shareholders will have an advisory, non-binding vote on our executive compensation.

***	1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTES
TOTAL SHARES VOTED	12,361,082	12,343	2,030,720	6,022	594,209

Proposal No. 5 To approve an incentive bonus plan

***	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
TOTAL SHARES VOTED	13,421,894	986,315	1,958	594,209

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPELLA EDUCATION COMPANY

Date: May 16, 2011	By	/s/ Gregory W. Thom
Gregory W. Thom
Senior Vice President and General Counsel